INVOICE

USA HEMP CO

USA Hemp Company
17449 S Hwy 211
Molalla, Oregon OR
United States

503-607-7100
www.usahemp.com

BILL TO
High Sierra Technologies
Vincent Lombardi
1495 Ridgeview Drive
Suit 320A
Reno, Nevada 89519
United States

775-843-7657
vlombardi@high-sierra.com

Invoice Number: 239
Invoice Date: July 18, 2019
Payment Due: July 22, 2019
Amount Due (USD): $37,500.00

Items	Quantity	Price	Amount
Turn-key Combine Case 2388 with hemp harvest kit	1	$75,000.00	$75,000.00
Deposit discount 50% discount FOB	1	($37,500.00)	($37,500.00)

Total: $37,500.00

Amount Due (USD): $37,500.00

Notes
Remaining balance due FOB
Please wire funds to:
Bank of the West
1301 Molalla Ave,
Oregon City, OR 97045
Hardwood Farms
17449 S Hwy 211,
Molalla, OR 97038
Routing: 121100782
Account: 058162553

NOT DELIVERED YET